KENT B. ALDERMAN (0034)
PARSONS BEHLE & LATIMER
Attorneys for Applicant
201 South Main Street, Suite 1800
Post Office Box 45898
Salt Lake City, Utah  84145-0898
Telephone: (801) 532-1234


            IN THE THIRD JUDICIAL DISTRICT COURT OF SALT LAKE COUNTY
                         STATE OF UTAH, PROBATE DIVISION
                                     *******


IN THE MATTER OF THE ESTATE OF:         l              LETTERS OF ADMINISTRATION
                                        l
          GEORGE S. D'AMBROSIO          l
                                        l              Probate No. 993901522
          Deceased.                     l                         --------------
                                        l              Judge       Henroid
                                                             -------------------
                                     *******

         Lance D'Ambrosio was duly appointed and qualified as general personal representative of the estate of the above-named decedent on the 12th day of October, 1999, by the Court, with all authority pertaining thereto. Administration of the estate is unsupervised. These Letters are issued to evidence the appointment, qualification, and authority of said personal representative.

         WITNESS, my signature and the Seal of this Court, this 12th of October, 1999.

                                                      DEPUTY CLERK OF THE COURT:


                                                      By:   /s/
                                                         -----------------------

I CERTIFY THAT THIS IS A TRUE COPY OF AN
ORIGINAL DOCUMENT ON FILE IN THE THIRD
DISTRICT COURT, SALT LAKE COUNTY, STATE
OF UTAH.
                                           [SEAL]
DATE:    October 12, 1999
      ---------------------------------
           /s/
      ---------------------------------
          DEPUTY COURT CLERK